Exhibit 10.4

STOCKHOLDERS AGREEMENT
by and among
CHIESI FARMACEUTICI SPA,
CRAIG A. COLLARD,
STEVEN M. LUTZ,
CORNERSTONE BIOPHARMA HOLDINGS, LTD.,
CAROLINA PHARMACEUTICALS, LTD.,
LUTZ FAMILY LIMITED PARTNERSHIP
and
CORNERSTONE THERAPEUTICS INC.
Dated as of May 6, 2009

i

STOCKHOLDERS AGREEMENT
     This STOCKHOLDERS AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and among CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”), CRAIG A. COLLARD, CORNERSTONE BIOPHARMA HOLDINGS, LTD., a limited liability company organized under the laws of Anguilla, CAROLINA PHARMACEUTICALS, LTD., a limited liability company organized under the laws of Bermuda, LUTZ FAMILY LIMITED PARTNERSHIP, North Carolina limited partnership, and STEVEN M. LUTZ (the “Stockholders”), and CORNERSTONE THERAPEUTICS INC., a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Purchaser and certain of the Stockholders are entering into a Stock Purchase Agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement, and (ii) the Company and Purchaser are entering into a Stock Purchase Agreement (the “Company Stock Purchase Agreement”), also dated the same date as this Agreement;
     WHEREAS, following consummation of the transactions contemplated by the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement, Purchaser will own approximately 13,502,741 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and
     WHEREAS, the parties to this Agreement desire to set forth certain agreements regarding future transfers of Common Stock by any of the Stockholders, and regarding an option on the part of Purchaser to purchase certain shares of Common Stock from the Stockholders;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below:
     “Beneficially Own” shall mean, with respect to any security, having the power to direct or control the voting or disposition of such security, and “Beneficially Owned” shall have a correlative meaning. For this purpose, securities underlying an immediately exercisable option or conversion or similar right are deemed Beneficially Owned by the holder of the option or other such right.
     “Beneficial Owner” shall mean, with respect to any security, a Person who Beneficially Owns such security, and “Beneficial Ownership” shall have a correlative meaning.
     “Blackout Period” shall mean the period beginning on the Closing and ending at 11:59 p.m. New York City time on the second anniversary of the Closing.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks located in New York City, New York are required or permitted by law to be closed for the conduct of regular banking business.

     “Call Option Period” shall mean as to any Stockholder the period beginning at 9:00 a.m. New York City time on the earlier to occur of the (i) the expiration of the Blackout Period and (ii) the date following the date of the Employment Termination Event and ending on the date that is 30 days after such date.
     “Closing” shall mean the Closing provided for in the Company Stock Purchase Agreement.
     “Corporate Affiliate” shall mean, with respect to any Stockholder, a corporation of which all the capital stock is owned, directly or indirectly, by such Stockholder.
     “Covered Shares” shall mean, with respect to each Stockholder, the number of shares of Common Stock set forth opposite the name of such Stockholder on Annex A under “Covered Shares”, ratably and equitably adjusted to take into account any stock split, stock dividend, reverse stock split or similar adjustment to capital stock occurring after the date of this Agreement.
     “Employment Termination Event” shall mean (i) as to Craig A. Collard, Cornerstone Biopharma Holdings, Ltd. and Carolina Pharmaceuticals, Ltd. the date of termination of Mr. Collard’s employment with the Company and (ii) as to Steven M. Lutz and Lutz Family Limited Partnership the date of termination of Mr. Lutz’s employment with the Company; provided, that in each such case, a termination that results from a resignation without Good Reason and termination for Cause (as those terms are defined in the applicable employment agreements with the Company) shall not constitute an Employment Termination Event.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Exempt Transfer” shall mean any direct or indirect Transfer of Beneficial Ownership of Common Stock made:
(i)	to any Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor; provided, that after giving effect to such Transfer, the transferor continues to own at least one share of Common Stock and continues to be a party to this Agreement and bound by the terms and provisions hereof; and further provided, that if on a later date the condition in the foregoing proviso ceases to be satisfied or such Trust Affiliate, Partnership Affiliate or Corporate Affiliate ceases to be a Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor, a Transfer (which shall not constitute an Exempt Transfer) of the amount of Common Stock originally Transferred to such transferee shall be deemed to have occurred; or

(ii)	by operation of the laws of descent and distribution.
     “Partnership Affiliate” shall mean, with respect to any Stockholder, a limited partnership, the general partner of which is, or is under the exclusive control of, and the majority of the limited liability partnership interests of which are owned by, such Stockholder.
     “Per Share Option Price” shall mean $12.00, ratably and equitably adjusted to take into account any stock split, stock dividend, reverse stock split or similar adjustment to capital stock occurring after the date of this Agreement.
     “Person” shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

     “Transfer” shall mean any sale, assignment or other outright transfer of Beneficial Ownership of any shares of Common Stock. “Transferred” shall have a correlative meaning.
     “Trust Affiliate” shall mean, with respect to any Stockholder, a trust established for the primary benefit of such Stockholder, so long as the only Persons entitled to direct the voting of any Common Stock held by the trust are the transferor, another Stockholder, or a bank or other corporation having trust powers.
     In addition, the following terms are defined elsewhere in the Agreement:

“Agreement”	Preamble
“Call Option	Section 3.3(a)
“Call Option Closing Date	Section 3.3(b)
“Call Option Notice”	Section 3.3(b)
“Company”	Preamble
“Company Stock Purchase Agreement”	Recitals
“Common Stock”	Recitals
“contract”	Section 2.3(b)
“Encumbrances”	Section 2.1
“Governmental Authority”	Section 2.3(a)
“Purchaser”	Preamble
“Stockholders”	Preamble
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
     Each Stockholder represents and warrants, severally but not jointly and solely with respect to such Stockholder and not with respect to the other Stockholder, to Purchaser as follows:
     Section 2.1. Ownership of Shares. As of the date of this Agreement, such Stockholder is the lawful record and beneficial owner of the number of shares of Common Stock set forth next to such Stockholder’s name on Exhibit A free and clear of all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever (collectively, “Encumbrances”), other than restrictions on transfer imposed under applicable securities laws.
     Section 2.2. Authority. Such Stockholder is either (a) an individual with the requisite legal capacity and authority or (b) an entity with the requisite partnership or limited liability company power and authority to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, constitutes legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms.
     Section 2.3. Consents and Approvals; No Violations.
     (a) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority (a “Governmental Authority”) other than where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications would not reasonably be expected to have a Material Adverse Effect (as defined in the Company Stock Purchase Agreement).
     (b) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order, contract, agreement or other instrument, understanding or obligation, whether written or oral (a “contract”), to which such Stockholder is a party or by which any of its properties or assets may be bound or (ii) violate any law applicable to such Stockholder or any of his properties or assets, except in each such case as would not reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.
ARTICLE III
LIQUIDITY AND TRANSFER RESTRICTIONS
     Section 3.1. Ownership of Shares; Legend.
     (a) Each certificate representing any of the shares of Common Stock held by a Stockholder shall bear the following legend in addition to any other legend required under applicable law:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE PERSONS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.
     (b) A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on Transfer of the shares of Common Stock referred to in this Agreement.
     (c) It shall be a condition precedent to any Exempt Transfer of shares of Common Stock to any Person who is not a party to this Agreement that such Person agree in writing to be bound by the obligations of such Person’s transferor under this Agreement and for all purposes thereafter the definition of Stockholder as used in this Agreement shall include transferees. If the transferee acquires its shares pursuant to an Exempt Transfer, upon consummation of such Exempt Transfer in accordance with this Agreement the transferee will succeed to the rights of the transferor under this Agreement.

     Section 3.2. Limitations on Transfers of Common Stock During the Blackout Period.
     (a) During the Blackout Period, no Stockholder shall, directly or indirectly, Transfer any Covered Shares except (i) pursuant to an Exempt Transfer or (ii) as permitted or required pursuant to any other provision of this Article III.
     (b) During the Blackout Period, no Stockholder shall knowingly Transfer any shares of Common Stock in a privately negotiated transaction to a pharmaceutical company.
     (c) Following the Blackout Period, there shall be no further restriction on Transfers of Shares of Common Stock by any Stockholder. Any Transfer or purported Transfer in violation of the foregoing restrictions shall be void and of no effect and shall not be recognized by the Company.
     Section 3.3. Purchaser’s Call Option.
     (a) Purchaser shall have an option (the “Call Option”), exercisable in whole but not in part on a single occasion during the Call Option Period applicable to any Stockholder and such Stockholder’s affiliates, to acquire all the Covered Shares then owned by such Stockholder and such Stockholder’s affiliates, for a price per Covered Share equal to the Per Share Option Price on the terms set forth in this Section 3.3.
     (b) The Call Option may be exercised by Purchaser by delivery of a notice (the “Call Option Notice”) to the Stockholders stating (i) that Purchaser is exercising the Call Option; and (ii) the date (the “Call Option Closing Date”) on which the sale of Covered Shares pursuant to the Call Option is to occur (which shall be a Business Day not less than 5 Business Days and not more than 15 Business Days after the later of (x) the date of the Call Option Notice, or (y) the first date on which all applicable governmental and third party permits, approvals and notices applicable to the exercise of the Call Option have been given or obtained, and all legally required waiting periods have expired). Purchaser and the Stockholders will use reasonable best efforts (and cause the Company to use its reasonable best efforts) to obtain and give all applicable governmental permits, approvals and notices required for the exercise of the Call Option as promptly as reasonably practicable.
     (c) Delivery of a Call Option Notice shall create a binding obligation on the part of Purchaser to purchase all the Covered Shares from the recipients of the Call Option Notice for a purchase price, payable in full in cash at the closing of the sale, equal to the aggregate Per Share Option Price of the Covered Shares, and a binding obligation on the part of such recipient to sell those shares for that price. The closing of the purchase and sale of the shares shall take place at the principal business offices of the Company at 10:00 AM local time on the Call Option Closing Date. At the closing, each selling Stockholder shall deliver (1) one or more stock certificates, duly endorsed or with duly executed stock powers attached, conveying the requisite number of shares to Purchaser or its nominee, duly authorized and validly issued, free and clear of all Encumbrances (other than restrictions imposed under applicable securities laws or this Agreement), and (2) a certificate representing that the selling Stockholder is transferring good and marketable title to such shares (or interests therein) free of all such Encumbrances. Purchaser shall pay the applicable purchase price to each selling Stockholder at the closing against delivery of the stock certificates by certified or bank check or, if requested by the selling Stockholder, by wire transfer of immediately available funds to an account specified by the selling Stockholder.
     (d) If any Covered Shares in respect of which a Call Option is exercised are Beneficially Owned pursuant to an unexercised but immediately exercisable stock option, so long as the Per Share Option Price is greater than the exercise price per share of the option, then at or prior to the applicable Call Option Closing Date, the applicable selling Stockholder shall exercise such option in accordance with the applicable stock option plan and stock option agreement governing such stock option and the

Purchaser shall purchase such underlying shares for delivery at the closing of the Call Option exercise. Any purported exercise of the Call Option with respect to Covered Shares that are subject to a stock option shall be invalid unless the Per Share Option Price is at least equal to the exercise price per share of the option and the stock option is immediately exerciseable.
     Section 3.4. Limitations on Purchases of Additional Common Stock. Each Stockholder agrees that, during the Blackout Period, such Stockholder shall not, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, any shares of Common Stock or any Beneficial Ownership thereof, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, except through acquisitions of shares of Common Stock (i) effected pursuant to transactions approved by the Company’s board of directors or by a majority of the independent directors on the Company’s board of directors; (ii) effected solely to the extent necessary to maintain the Stockholder’s level of Beneficial Ownership of the shares of Common Stock as of the date hereof; and (iii) pursuant to the Company’s equity compensation arrangements or the exercise of any options or warrants or similar rights granted or awarded under such arrangements.
ARTICLE IV
VOTING
     Section 4.1. Agreement to Vote. Each Stockholder agrees that, at any meeting of the stockholders of the Company called to consider a transaction in which Purchaser or its affiliate will acquire all the outstanding capital stock of the Company, such Stockholder shall vote all shares of Common Stock owned by such Stockholder at the applicable record date set for such meeting in the same proportions that the shares of Common Stock Beneficially Owned by the other stockholders of the Company (other than Purchaser and its affiliates) are voted on such matter. The Stockholders’ obligations under this Section 4.1 shall apply only if (i) the directors of the Company who were not designated by, and are otherwise independent of, Purchaser and its affiliates (other than the Company) shall have approved the transaction to be voted on at the meeting, and shall have recommended that the Company’s stockholders vote to approve the transaction, by the affirmative vote of a majority of such directors; and (ii) such approval and recommendation shall not have been withdrawn.

ARTICLE V
MISCELLANEOUS
     Section 5.1. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including making application for all consents and approvals required in connection with the transactions contemplated hereby and diligently pursuing the receipt of such consents and approvals in good faith thereafter at such time as may be necessary to comply with all of the terms of this Agreement and the transactions contemplated hereby.
     Section 5.2. Notices.
     (a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in person or by delivery to the address or facsimile number specified below (or to such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):
If to Purchaser:
Chiesi Farmaceutici SpA
Via Palermo 26/A
43100 Parma
Italy
Attention: President
Copy to: Head of Corporate Development and Legal and
Corporate Affairs Director
Facsimile: +39 0521 774468
with copies to:
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Stephen Paul Mahinka
Facsimile: (202) 739-3001
and

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention: Emilio Ragosa and Steven Navarro
Facsimile: (212) 309-6001
If to the Stockholders:
c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (888) 443-3092
If to the Company:
c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (888) 443-3092
with a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: John A. Healy
Facsimile: (212) 878-8375
     (b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time.
     Section 5.3. Entire Agreement. This Agreement and the exhibits, annexes and schedules hereto, constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous representations, agreements and understandings, written or oral, with respect to the subject matter hereof.
     Section 5.4. Waiver. Subject to applicable law and except as otherwise provided in this Agreement, any party to this Agreement may, at any time prior to the Closing, extend the time for performance of any obligation under this Agreement of any other party or waive compliance with any term or condition of this Agreement by any other party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a wavier of that right.
     Section 5.5. Amendment. Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, supplemented or modified at any time; provided, that no such amendment, supplement or modification shall be effective unless it is set forth in a written instrument duly executed by the Company, Purchaser and by each Stockholder whose rights or obligations are altered thereby.
     Section 5.6. No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.
     Section 5.7. Assignment; Binding Effect. Except as otherwise expressly provided; this Agreement, neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.
     Section 5.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
     Section 5.9. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 5.9 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 5.2. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.
     Section 5.10. Remedies. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.
     Section 5.11. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.
     Section 5.12. Counterparts. This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed an delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).
     Section 5.13. Effectiveness; Termination. This Agreement shall become effective as of the Closing Date (as defined in the Stock Purchase Agreement, dated the same date as this Agreement, among the Company and Purchaser). Notwithstanding the foregoing, this Agreement shall terminate automatically, without action of any of the Stockholders, Purchaser or the Company, if the Company Stock Purchase Agreement is terminated pursuant to Section 6.1 thereof. This Agreement may be terminated at any time by an instrument in writing signed by all of the parties hereto and shall terminate automatically as to the relevant Stockholders upon an Employment Termination Event and as to all parties when the Common Stock is no longer registered under Section 12 of the Exchange Act.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CORNERSTONE THERAPEUTICS INC.
By:	/s/ Craig A. Collard
	Name:	Craig A. Collard
	Title:	CEO

CHIESI FARMACEUTICI SPA
By:	/s/ Alberto Chiesi
	Name:	Alberto Chiesi
	Title:	President

[Signature Page to Stockholders Agreement]

/s/ Craig A. Collard
Craig A. Collard

CORNERSTONE BIOPHARMA HOLDINGS, LTD.

By:	/s/ Craig A. Collard
Name:	Craig A. Collard
Title:	CEO

CAROLINA PHARMACEUTICALS LTD.

By:	/s/ Craig A. Collard
Name:	Craig A. Collard
Title:	Director
[Signature Page to Stockholders Agreement]

/s/ Steven M. Lutz
Steven M. Lutz

LUTZ FAMILY LIMITED PARTNERSHIP

By: STEVEN M. LUTZ, its general partner

/s/ Steven M. Lutz
Steven M. Lutz
[Signature Page to Stockholders Agreement]

ANNEX A
COVERED SHARES

Stockholder	Number of Covered Shares
Craig Collard	228,559
Cornerstone Biopharma Holdings, Ltd.	2,561,780
Carolina Pharmaceuticals Ltd.	947,207
Lutz Family Limited Partnership	541,878
Steven M. Lutz	195,227